EZCORP Reports First Quarter Fiscal Year 2020 Results
Austin, Texas (February 3, 2020) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its first quarter ended December 31, 2019.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR FIRST QUARTER OF FISCAL 2020

•
Total revenues for the quarter were up 3% to $222.4 million, reflecting record revenues in our pawn business. Merchandise sales increased 5% from the prior-year quarter, complemented by 1% growth in pawn service charge (PSC) revenue.

•
As anticipated, efforts to rebalance our inventory profile to drive long-term profitability depressed merchandise sales margin by approximately 260 basis points to 34%, slightly below our target range of 35-38%. Aged general merchandise in U.S. Pawn was reduced 23% from the prior-year quarter, resulting in a $1.3 million, or 3%, decrease in merchandise sales gross profit.

•
The Latin America segment contribution improved 20% to $8.1 million, with a 21% increase in merchandise sales and a 15% growth in total revenues. PSC increased 7% on a 74 basis point improvement in monthly yield reflecting the quality of the loan portfolio.

•
Continued focus on expense control drove a $0.2 million improvement in operations expenses despite a 2% growth in store count since the prior-year quarter. Corporate expense increased $4.3 million, including $2.0 million of costs not expected to recur in future periods.

•
Income from continuing operations before income taxes was $3.0 million, up $7.7 million compared to a $4.7 million loss in the prior-year quarter, and diluted earnings per share were $0.02 versus a loss of $0.06 in the prior-year quarter. Year-over-year comparisons were impacted by charges of $7.1 million in the current quarter and $2.9 million in the prior-year quarter for our portion of legal settlements reached by Cash Converters International Limited and a $13.3 million impairment of the Cash Converters investment in the prior-year quarter. Excluding those items and adjusting for constant currency[1], adjusted[1] income from continuing operations before income taxes was $13.4 million compared to $20.2 million in the prior-year quarter, and adjusted diluted earnings per share were $0.16 versus $0.28 in the prior-year quarter.

•	We opened four additional stores in Latin America in the current quarter; Latin America store count has increased by 21 net new stores, or 5%, over the last twelve months.

•	We completed the rollout of our new POS system to all U.S. and Mexico stores.

•	We successfully completed the initial launch of the Lana digital platform in December 2019.

•	We repurchased almost $1.0 million of Class A Common Stock by December 31, 2019 and an additional $1.7 million after quarter-end for approximately $2.7 million since program inception.

CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw commented, "Underlying results reflect the current management focus of reducing aged inventory levels at a time when our customers have excess cash in their hands. In Latin America we saw strong sales growth of 18% year-over-year, which was offset to a degree by the anticipated reduction in merchandise margin and loan balances. U.S. Pawn has also been focused on the efficient disposition of aged inventory with expected lower merchandise margins attached to this activity. Total consolidated revenues improved 3%, while we gained efficiencies in our operations expenses and effectively managed aged inventory. While our ongoing efforts to optimize inventory and upgrade systems, as well as the more recent government social welfare programs in Mexico, impact near-term results and loan balances, we remain focused on driving operating efficiencies, free cash flow and higher returns on earning assets, and reducing corporate expense.
“In December, we introduced our differentiated digital platform, Lana, to customers in select stores in Florida, and completed the rollout of our new point-of-sale system in the U.S. and Mexico. We expect both these initiatives to enhance customer acquisition and retention, optimize lending decisions and expand earnings through improved loan redemption rates, resulting pawn service charge revenues and sales margins.
“Importantly, we began repurchasing shares under the three-year, $60 million program that the Board approved in December 2019. We repurchased almost $1.0 million worth of stock by the end of the quarter, and to date we have repurchased approximately 415,000 shares for $2.7 million. Looking ahead, our free cash flow and strong balance sheet will enable us to enhance growth via new store openings, M&A opportunities that meet our strategic and financial criteria, and ongoing reinvestments, as well as return capital to shareholders through repurchasing publicly traded Class A shares under the share repurchase program.”

CONSOLIDATED RESULTS

Three Months Ended December 31
in millions, except per share amounts

	As Reported		Adjusted[1]
	2019	2018	2019	2018

Total Revenues	$222.4	$215.7	$221.1	$215.7
Net Revenues	$130.1	$130.0	$129.4	$130.0
Income from Continuing Operations, Before Tax	$3.0	$(4.7)	$13.4	$20.2
Net Income from Continuing Operations	$1.3	$(3.7)	$9.2	$15.5
Diluted Earnings Per Share from Continuing Operations	$0.02	$(0.06)	$0.16	$0.28
Adjusted EBITDA[1]	$15.2	$7.6	$22.7	$28.3

•	Total revenues grew 3% to $222.4 million. PSC was up 1% to $84.7 million largely reflecting an improvement in pawn loan yield. Merchandise sales grew 5% and scrap sales were up 3%.

•
Net revenues were flat versus the prior-year quarter at $130.1 million. Consolidated merchandise sales gross profit declined 3% to $42.7 million, with a 5% increase in merchandise sales more than offset by higher cost of goods sold. Ongoing efforts to enhance inventory management impacted merchandise margins, down approximately 260 basis points to 34%.

•	Consolidated operations expenses improved slightly. Total store count increased 2%, consisting of a net 21 stores acquired or opened since the end of the prior-year quarter.

•
Administrative expense increased 33% to $17.5 million, including approximately $2.0 million not expected to recur and lower capitalization rates for IT personnel reflecting the nature of the specific work performed in the quarter.

•
Gross interest expense decreased $3.5 million reflecting the June 2019 repayment of $195.0 million of cash convertible debt. Gross interest income decreased $2.5 million due to collections on notes receivable since the prior-year period.

SEGMENT RESULTS
U.S. Pawn

•
PSC was essentially flat on a year-over-year basis, as a slightly lower balance of pawn loans outstanding (PLO) for the quarter was offset by a modest improvement in yield. PLO per store ended the period at $303,000, down 1% compared to the average for the fiscal first quarter of 2019.

•
Merchandise margins declined from 37.8% a year ago to 35.6%, as management focused on the effective liquidation of aged general merchandise inventory, which improved to 6.8% of total general merchandise inventory at the end of the quarter compared to 8.9% at the end of the prior-year quarter. Jewelry scrapping gross profit increased 31%, with related margins up approximately 640 basis points to 22% on higher gold prices.

•
Net revenues declined 2% to $99.5 million, while segment contribution increased 4% to $28.6 million on lower expenses. Prior-year results included a $2.9 million charge for an uncollectible receivable balance from a bankrupt refining partner with no comparable charge in the current period.

•	Adjusted EBITDA margin expanded approximately 150 basis points to 31.6%.
Latin America Pawn

•	Net revenues increased 8% to $29.7 million ($29.1 million on a constant currency basis) reflecting growth in same-store loan balances, new and acquired stores and expansion in pawn loan yield.

•
PSC rose 7% to $20.6 million ($20.2 million on a constant currency basis). Ending PLO grew 4% to $40.3 million (1% to $39.2 million on a constant currency basis), with ending PLO per store of $83,000, down 1% from the prior-year quarter.

•	Merchandise sales increased 21%, or $5.5 million (18% or $4.6 million constant currency). Merchandise margins declined to 28% driven by ongoing efforts to generate cash and reduce aged inventory.

•	Operations expenses increased 10% to $20.0 million primarily a function of expenses from new and expanded stores and higher same-store licensing requirements and utilities.

•	Latin America Pawn added four de novo stores in the quarter. New store openings typically pressure earnings in the short term as they ramp up but drive higher profitability over time.

•	Segment contribution increased 20% to $8.1 million (16% on a constant currency basis) primarily reflecting higher net revenues. EBITDA margin expanded approximately 400 basis points to 32.5%.
CONFERENCE CALL
EZCORP will host a conference call on Monday, February 3, 2020, at 4:00 pm Central Time to discuss first quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 5299243, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1Adjusted basis, which is a non-GAAP measure, excludes certain items.“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2019	2018

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$126,728	$121,024
Jewelry scrapping sales	9,528	9,281
Pawn service charges	84,725	83,519
Other revenues	1,454	1,871
Total revenues	222,435	215,695
Merchandise cost of goods sold	84,076	77,112
Jewelry scrapping cost of goods sold	7,754	8,050
Other cost of revenues	536	484
Net revenues	130,069	130,049
Operating expenses:
Operations	90,625	90,853
Administrative	17,489	13,165
Depreciation and amortization	7,733	6,848
Loss on sale or disposal of assets and other	744	4,442
Total operating expenses	116,591	115,308
Operating income	13,478	14,741
Interest expense	5,329	8,791
Interest income	(843)	(3,339)
Equity in net loss of unconsolidated affiliates	5,897	1,119
Impairment of investment in unconsolidated affiliates	—	13,274
Other expense (income)	71	(386)
Income (loss) from continuing operations before income taxes	3,024	(4,718)
Income tax expense (benefit)	1,759	(1,058)
Income (loss) from continuing operations, net of tax	1,265	(3,660)
Loss from discontinued operations, net of tax	(27)	(183)
Net income (loss)	1,238	(3,843)
Net loss attributable to noncontrolling interest	—	(477)
Net income (loss) attributable to EZCORP, Inc.	$1,238	$(3,366)

Basic earnings (loss) per share attributable to EZCORP, Inc. — continuing operations	$0.02	$(0.06)
Diluted earnings (loss) per share attributable to EZCORP, Inc. — continuing operations	$0.02	$(0.06)

Weighted-average basic shares outstanding	55,666	55,032
Weighted-average diluted shares outstanding	55,687	55,032

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018	September 30, 2019

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$143,141	$297,031	$157,567
Pawn loans	195,586	193,984	199,058
Pawn service charges receivable, net	32,250	31,558	31,802
Inventory, net	187,369	175,422	179,355
Notes receivable, net	7,450	26,711	7,182
Prepaid expenses and other current assets	36,142	31,483	30,796
Total current assets	601,938	756,189	605,760
Investments in unconsolidated affiliates	29,272	35,511	34,516
Property and equipment, net	65,246	69,770	67,357
Lease right of use asset	225,950	—	—
Goodwill	301,282	296,638	300,527
Intangible assets, net	68,995	55,956	68,044
Notes receivable, net	1,124	4,599	1,117
Deferred tax asset, net	2,123	10,104	1,998
Other assets	5,012	4,442	4,383
Total assets	$1,300,942	$1,233,209	$1,083,702

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$215	$190,238	$214
Accounts payable, accrued expenses and other current liabilities	51,621	57,380	77,957
Customer layaway deposits	12,548	11,747	12,915
Lease liability	48,052	—	—
Total current liabilities	112,436	259,365	91,086
Long-term debt, net	241,209	229,928	238,380
Deferred tax liability, net	2,119	9,617	1,985
Lease liability	186,352	—	—
Other long-term liabilities	7,226	6,150	7,302
Total liabilities	549,342	505,060	338,753
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 52,886,122 as of December 31, 2019; 52,475,070 as of December 31, 2018; and 52,565,064 as of September 30, 2019	529	524	526
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	407,440	400,081	407,628
Retained earnings	389,928	383,256	389,163
Accumulated other comprehensive loss	(46,327)	(48,739)	(52,398)
EZCORP, Inc. stockholders’ equity	751,600	735,152	744,949
Noncontrolling interest	—	(7,003)	—
Total equity	751,600	728,149	744,949
Total liabilities and equity	$1,300,942	$1,233,209	$1,083,702

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2019	2018

	(Unaudited)
	(in thousands)
Operating activities:
Net income (loss)	$1,238	$(3,843)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	7,733	6,848
Amortization of debt discount and deferred financing costs	3,229	5,585
Amortization of lease right-of-use asset	11,474	—
Accretion of notes receivable discount and deferred compensation fee	(275)	(1,376)
Deferred income taxes	10	352
Impairment of investment in unconsolidated affiliate	—	13,274
Other adjustments	1,298	5,052
Stock compensation expense	1,695	2,238
Loss from investments in unconsolidated affiliates	5,897	1,119
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	(355)	(726)
Inventory	(1,592)	685
Prepaid expenses, other current assets and other assets	(9,649)	(1,564)
Accounts payable, accrued expenses and other liabilities	(29,966)	(836)
Customer layaway deposits	(467)	18
Income taxes	(1,188)	(3,445)
Net cash (used in) provided by operating activities	(10,918)	23,381
Investing activities:
Loans made	(187,362)	(186,588)
Loans repaid	109,623	106,643
Recovery of pawn loan principal through sale of forfeited collateral	76,515	70,594
Additions to property and equipment, net	(5,574)	(5,880)
Acquisitions, net of cash acquired	—	(332)
Principal collections on notes receivable	—	7,284
Net cash used in investing activities	(6,798)	(8,279)
Financing activities:
Taxes paid related to net share settlement of equity awards	(1,395)	(3,288)
Payout of deferred consideration	(175)	—
Proceeds from borrowings, net of issuance costs	(109)	743
Payments on borrowings	(292)	(67)
Repurchase of common stock	(963)	—
Net cash used in financing activities	(2,934)	(2,612)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,349	(782)
Net (decrease) increase in cash, cash equivalents and restricted cash	(19,301)	11,708
Cash, cash equivalents and restricted cash at beginning of period	162,442	285,578
Cash, cash equivalents and restricted cash at end of period	$143,141	$297,286

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$82,878	$80,301

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited and in thousands)

	Three Months Ended December 31, 2019
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$95,354	$31,374	$—	$—	$126,728	$—	$126,728
Jewelry scrapping sales	6,117	3,411	—	—	9,528	—	9,528
Pawn service charges	64,090	20,635	—	—	84,725	—	84,725
Other revenues	36	25	1	1,392	1,454	—	1,454
Total revenues	165,597	55,445	1	1,392	222,435	—	222,435
Merchandise cost of goods sold	61,364	22,712	—	—	84,076	—	84,076
Jewelry scrapping cost of goods sold	4,755	2,999	—	—	7,754	—	7,754
Other cost of revenues	—	—	—	536	536	—	536
Net revenues	99,478	29,734	1	856	130,069	—	130,069
Segment and corporate expenses (income):
Operations	68,059	19,983	1,350	1,233	90,625	—	90,625
Administrative	—	—	—	—	—	17,489	17,489
Depreciation and amortization	2,865	1,889	12	34	4,800	2,933	7,733
Loss on sale or disposal of assets and other	—	28	—	—	28	716	744
Interest expense	—	28	(36)	170	162	5,167	5,329
Interest income	—	(388)	—	—	(388)	(455)	(843)
Equity in net loss of unconsolidated affiliates	—	—	—	5,897	5,897	—	5,897
Other expense (income)	—	67	—	(1)	66	5	71
Segment contribution (loss)	$28,554	$8,127	$(1,325)	$(6,477)	$28,879
Income from continuing operations before income taxes					$28,879	$(25,855)	$3,024

	Three Months Ended December 31, 2018
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$95,103	$25,921	$—	$—	$121,024	$—	$121,024
Jewelry scrapping sales	6,552	2,729	—	—	9,281	—	9,281
Pawn service charges	64,225	19,294	—	—	83,519	—	83,519
Other revenues	48	42	—	1,781	1,871	—	1,871
Total revenues	165,928	47,986	—	1,781	215,695	—	215,695
Merchandise cost of goods sold	59,148	17,964	—	—	77,112	—	77,112
Jewelry scrapping cost of goods sold	5,510	2,540	—	—	8,050	—	8,050
Other cost of revenues	—	—	—	484	484	—	484
Net revenues	101,270	27,482	—	1,297	130,049	—	130,049
Segment and corporate expenses (income):
Operations	67,937	18,196	2,090	2,630	90,853	—	90,853
Administrative	—	—	—	—	—	13,165	13,165
Depreciation and amortization	3,035	1,422	—	41	4,498	2,350	6,848
Loss on sale or disposal of assets and other	2,853	1,589	—	—	4,442	—	4,442
Interest expense	—	29	—	72	101	8,690	8,791
Interest income	—	(419)	—	—	(419)	(2,920)	(3,339)
Equity in net loss of unconsolidated affiliates	—	—	—	1,119	1,119	—	1,119
Impairment of investments in unconsolidated affiliates	—	—	—	13,274	13,274	—	13,274
Other (income) expense	—	(126)	—	22	(104)	(282)	(386)
Segment contribution (loss)	$27,445	$6,791	$(2,090)	$(15,861)	$16,285
Loss from continuing operations before income taxes					$16,285	$(21,003)	$(4,718)

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended December 31, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2019	512	480	22	1,014
New locations opened	—	4	—	4
As of December 31, 2019	512	484	22	1,018

	Three Months Ended December 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	4	—	4
Locations acquired	—	5	—	5
As of December 31, 2018	508	462	27	997

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzals and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three months ended December 31 were as follows:

	December 31,		Three Months Ended December 31,
	2019	2018	2019	2018

Mexican peso	18.9	19.6	19.2	19.8
Guatemalan quetzal	7.5	7.7	7.5	7.6
Honduran lempira	24.4	24.2	24.3	24.0
Peruvian sol	3.3	3.4	3.3	3.3
Miscellaneous Non-GAAP Financial Measures

	2020 Q1	2019 Q1

	(in millions)
Net income (loss)	$1.2	$(3.8)
Loss from discontinued operations, net of tax	—	0.2
Interest expense	5.3	8.8
Interest income	(0.8)	(3.3)
Income tax expense (benefit)	1.8	(1.1)
Depreciation and amortization	7.7	6.8
Adjusted EBITDA	$15.2	$7.6

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2020 Q1 reported	$3.0	$(1.7)	$1.3	$15.2	$0.02
Impact on CCV earnings from litigation settlement	7.1	(2.1)	5.0	7.1	0.09
Termination of non-core software project	0.6	(0.1)	0.5	0.6	0.01
Currency exchange rate fluctuations	(0.2)	—	(0.2)	(0.2)	—
Non-cash net interest expense	2.9	(0.3)	2.6	—	0.04
2020 Q1 adjusted	$13.4	$(4.2)	$9.2	$22.7	$0.16

	Income (Loss) from Continuing Operations, Before Tax	Tax Effect	Net Income (Loss) from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2019 Q1 reported	$(4.7)	$1.0	$(3.7)	$7.6	$(0.06)
Acquisition costs	0.1	—	0.1	0.1	—
Charge-off of aged assets and other	0.2	—	0.2	0.2	—
Impairment on CCV investment	13.3	(2.8)	10.5	13.3	0.18
Impact on CCV earnings from litigation settlement	2.9	(0.7)	2.2	2.9	0.04
Adjustment for Republic Metals Corporation reserve	4.4	(1.1)	3.3	4.4	0.06
Currency exchange rate fluctuations	(0.2)	—	(0.2)	(0.2)	—
Non-cash net interest expense	4.2	(1.1)	3.1	—	0.06
2019 Q1 adjusted*	$20.2	$(4.7)	$15.5	$28.3	$0.28
* During the first quarter of fiscal 2020, we revised the financial information our chief operating decision maker (currently our chief executive officer) reviews for operational decision-making purposes to include the separate financial results of our Lana business. Our historical segment results have been recast to conform to current presentation including the removal of discretionary strategic investment in digital platform costs in historically adjusted results. We additionally recast certain other adjustments to conform to restated historical results.

2020 Q1:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn net revenue (three months ended December 31, 2019)	$29.7	8%
Currency exchange rate fluctuations	(0.6)
Constant currency Latin America Pawn net revenue (three months ended December 31, 2019)	$29.1	6%

Latin America Pawn PLO	$40.3	4%
Currency exchange rate fluctuations	(1.7)
Constant currency Latin America Pawn PLO	$39.2	1%

Latin America Pawn PSC revenues (three months ended December 31, 2019)	$20.6	7%
Currency exchange rate fluctuations	(0.4)
Constant currency Latin America Pawn PSC revenues (three months ended December 30, 2019)	$20.2	5%

Latin America Pawn merchandise sales (three months ended December 31, 2019)	$31.4	21%
Currency exchange rate fluctuations	(0.9)
Constant currency Latin America Pawn merchandise sales (three months ended December 31, 2019)	$30.5	18%

Latin America Pawn segment profit before tax (three months ended December 31, 2019)	$8.1	20%
Currency exchange rate fluctuations	(0.3)
Constant currency Latin America Pawn segment profit before tax (three months ended December 31, 2019)	$7.8	16%